UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2007

IDEAEDGE, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

(Address of principal executive offices)

(858) 677-0080

(Registrant’s telephone number)

Former Name:

VOS INTERNATIONAL, INC.

740 13th Street, Suite 406

San Diego, California 92101

(Former name, former address and former fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

IdeaEdge, Inc., a California corporation, formerly VOS International, Inc. (the “Company”), entered into a Share Exchange Agreement dated September 6, 2007 (the “Share Exchange Agreement”) with IdeaEdge, Inc., a California corporation (“IdeaEdge-CA”) and certain shareholders of the Company and IdeaEdge-CA (the “IdeaEdge Acquisition”). The closing of the Share Exchange Agreement occurred on October 16, 2007 (the “Closing Date”). Pursuant to the terms of the Share Exchange Agreement, the Company will issue (i) up to 7,270,000 shares of Company common stock to the IdeaEdge-CA shareholders, in exchange for up to 7,270,000 shares of stock of IdeaEdge-CA issued and outstanding as of the Closing Date, and (ii) up to 740,000 shares of Company common stock to the IdeaEdge-CA note holders, in exchange for up to $740,000 in promissory notes issued by IdeaEdge-CA as of the Closing Date. Based on the outstanding capital stock of the Company and IdeaEdge-CA as of the Closing Date (after giving effect to the 25 to 1 reverse stock split as described in Item 8.01 of this Current Report), and assuming the complete exchange of all of the outstanding shares and promissory notes of IdeaEdge-CA, the former shareholders and note holders of IdeaEdge-CA will own 8,010,000 shares of Company common stock; all of the Company shareholders existing prior to the Closing Date will own an aggregate of 3,588,001 shares of Company common stock; and 600,000 shares of Company common stock have been allocated to the Company’s 2007 Equity Incentive Plan, for a total number of outstanding shares and available options on the Closing Date of 12,198,001. Upon the closing of the Share Exchange Agreement, the former management of the Company resigned, and the Company’s shareholders have elected two new directors, James Collas and Chris Nicolaidis. Mr. Collas is also the Company’s Chief Executive Officer, Treasurer and Chief Financial Officer, and Mr. Nicolaidis is also the Company’s Vice President of Business Development and Corporate Secretary. The Company anticipates that IdeaEdge-CA will remain as a subsidiary of the Company. This summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement which is incorporated by reference into this report as described below.

In connection with the Share Exchange Agreement, the Company entered into a Purchase Agreement dated August 6, 2007 (the “California Subsidiary Sale Agreement”) with Allan Ligi providing for the sale to Mr. Ligi of VOS Systems, Inc., the Company’s wholly-owned California subsidiary (the “California Subsidiary”), and the assumption by Mr. Ligi of all liabilities of the Company and the California Subsidiary totaling $1,190,913, as further described on Exhibit A of the California Subsidiary Sale Agreement (the “California Subsidiary Sale”). Under the terms of the California Subsidiary Sale Agreement, the Company will issue 1,893,461 post-reverse stock split shares of restricted Company common stock to Mr. Ligi. The factors considered by the Company’s previous Board of Directors in determination of the purchase price were as follows:

An analysis of the Company’s market value as of June 30, 2007 was approximately $17,500, with any intangible goodwill being offset by the expense and additional liability of continued operations. The Company’s historical revenues have been low, and the Company has experienced substantial losses since inception. Historically, the Company has been reliant on Mr. Ligi to advance funds to continue operations. The valuation of the stock issuance was established at $0.025 per share based at an approximate 50 percent discount to the market price over the prior three month period ended June 30, 2007 which has ranged from $0.04 to $0.10 with limited volume and high volatility. Based on the historical data, any substantial sales of equity into the market would likely have a serious impact to the price per share. The equity that will be issued pursuant to this transaction will be restricted pursuant to Rule 144 for up to two years adding substantial risk to Mr. Ligi as a result of the volatility and low volume.

Mr. Ligi has been the CEO and a director of the Company since August of 2005. Prior to the completion of the California Subsidiary Sale, Mr. Ligi and his affiliated entity had outstanding loans of approximately $771,868 to the Company and the California Subsidiary, and held 227,904 post-Reverse Stock Split shares of Company common stock, which represented approximately 13.4% of the 1,694,540 post-reverse stock split issued and outstanding shares of Company common stock as of immediately prior to the completion of the California Subsidiary Sale and the closing of the IdeaEdge Acquisition. This summary is qualified in its entirety by reference to the complete text of the California Subsidiary Sale Agreement which is incorporated by reference into this report as described below.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As discussed in Item 1.01 of this Current Report, as of October 16, 2007, the Company completed the IdeaEdge Acquisition and the California Subsidiary Sale.

PART I

Special Note with Respect to Forward-Looking Information

This Current Report contains statements that constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this report. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company is under no duty to update any of the forward-looking statements after the date of this Current Report.

Item 1	Description of Business

History

The Company was originally incorporated in the State of Colorado on May 14, 1990 as “Snow Eagle Investments, Inc.” and was inactive from 1990 until 1997. In April 1997, the Company acquired the assets of 1st Net Technologies, LLC, a California limited liability company, and the

Company changed its name to “1st Net Technologies, Inc.” and operated as an Internet commerce and services business. In August 2001, the Company suspended its operations, and from August 2001 to August 2004, the Company was in search of a reorganization candidate. In September of 2005, the Company acquired the California Subsidiary as its wholly owned subsidiary and the Company changed its name to “VOS International, Inc.” and traded under the symbol “VOSI.OB”. The California Subsidiary operated as a technology company involved in the design, development, manufacturing, and marketing of consumer electronic products, platforms and services designed to provide people voice command over their living environments. On October 16, 2007, the Company completed the IdeaEdge Acquisition; sold the California Subsidiary; changed its name to “IdeaEdge, Inc.;” and commenced trading under the symbol “IDED.OB” on October 18, 2007. The Company currently develops, markets and sells innovative prepaid gift card programs based on major consumer entertainment brands operating under its subsidiary, IdeaEdge-CA.

Current Business

The Company intends to capitalize on the $90B prepaid gift card market by offering gift cards programs based on popular entertainment brands that invoke a strong consumer impulse to buy. The Company’s business model is intended to leverage the gift card channel to promote on-line merchandise sales. The Company plans to launch gift card programs consisting of the following components:

•	Strongly branded prepaid gift cards for exclusively licensed consumer merchandise utilizing media- and entertainment-based consumer brands.
•	Gift card distribution through high traffic consumer retail stores and online channels.
•	Gift card redemption and fulfillment through custom, brand-specific websites owned and operated by the Company.
•	Collectible gift cards featuring personalities identified with specific brands.
•	Viral marketing programs that leverage brand partners and associated personalities.

Importantly, through its first product, the Company plans to market the merchandise of American IdolTM. The Company’s strategy is to first establish its market position through its exclusive marketing arrangement with American Idol,TM and then to broaden its base of clients to include exclusive relationships with other strongly branded merchandisers. Management anticipates that the Company will become a preferred source of branded gift cards for merchandisers whose market presence supports high levels of consumer demand for their gift cards and merchandise. The Company plans to build its business through exclusive licenses with premier brands that enjoy verifiable pricing power. The approach the Company is taking in dealing with American IdolTM described below is indicative of the business model it expects to utilize in dealing with other merchandisers.

The Company has secured an exclusive license to conduct the American IdolTM gift card business in the U.S. and Canada. American IdolTM is one of the leading entertainment brands in the United States, with over forty million fans in the U.S. American IdolTM is also a leading brand for consumer merchandise. Where consumer purchases are now executed through customer visits to the American IdolTM website, the Company expects to open up an entirely new sales channel for

American IdolTM, namely one that enables its merchandise to be purchased through the use of prepaid gift cards. The Company plans to offer a wide range of consumer merchandise under the American IdolTM brand—music, videos, electronics, apparel, games, accessories, and toys.

The Company has obtained commitments for distribution with chains comprising over 7,000 retail grocery and drug stores for the 2007 holiday season, including Drug Fair, Kinney, Long’s, Raley’s, Rite-Aid, Schnucks, USA, and Winn-Dixie. The Company expects to have agreements with over 10,000 retail stores by first calendar quarter of 2008, and over 20,000 retail stores by the fourth calendar quarter of 2008, which coincides with the American IdolTM season finale. Based on on-going discussions with additional chains (specifically, Albertson’s, CVS, HEB, Kroger, Safeway, Supervalu, and Walgreens), the Company estimates that it has the potential for expanding its retail outlets to over 40,000 retailers in the United States. In addition to securing distribution with some of these leading gift card retailers, the Company’s exclusive license also includes the right to market and do business on the Company’s website established specifically for this gift card, at www.americanidolgifts.com (the “Website”). In October 2007, the Company launched the Website in conjunction with the launch of the American IdolTM gift card, and expects to be in all 7,000 retail outlets by December 2007.

Market Overview

According to the most recent market survey by Comdata® Corporation (“Comdata”), the prepaid gift card market, which is on the order of $90B annually, accounts for over 46% of purchased gifts in the U.S, and the market is growing at an annual rate of 15% per year (>$10B year over year). Comdata® also reports that gift cards with strong consumer entertainment brands sell $500—1,000 worth of cards per retail store per year. Assuming the Company can achieve a comparable experience, its 2008 sales potential would be on the order of $30M. The Company’s flagship program, based on the American IdolTM brand, is the leading TV entertainment brand across all demographics according to independent surveys commissioned by FremantleMedia.

#1 in All Demographic Groups by Age and Ethnicity

Adults 18-49

Adults 18-34

Teens 12-17

Tweens 9-14

Kids 6-11

African American Adults 18-49

Hispanic Adults 18-49

While the show enjoys strong support from all demographics, it is instructive to note gift card behavior of the prime teen market as determined by Comdata® in its post-2006 holiday season survey and analysis. Those Comdata® conclusions are as follows:

•	Exposure to gift cards among teens is extremely high; nine out of ten have received a gift card, and more than three-quarters have purchased a gift card, either as a gift for someone else or for personal use. Young men report purchasing cards for personal use more often than young women.
•

The most popular occasions for purchasing gift cards for others are birthdays and winter holidays. Graduation gifts, Mother’s Day, Father’s Day, congratulations and thank-you gifts are next most popular.

•	Teens buy gift cards for others because they want the recipient to get what they want, or because they can’t decide what else to get.
•	Teens say that four gift purchases in ten are gift cards.

The American IdolTM website receives over a billion website page views per season from 32 million unique website visitors. American IdolTM is #1 on Yahoo’s Top Entertainment Search for 2004-06, and continues to enjoy rapid growth. Under the terms negotiated by the Company, upon the launch of the Company’s gift card, the American IdolTM website will allocate banner ad time slots for the Website to be operated by the Company.

The Company intends to address multiple demographic segments across the prepaid gift card market using various licensed brands. The Company launched its American IdolTM gift card program in October 2007, and then plans to add other prominent entertainment brands in 2008. The Company anticipates extending its business by licensing additional brands such as Paramount, Nickelodeon, and Mattel and although as of the date of this Current Report the Company has not secured a license agreement with any of these prospective licensors.

Exclusive License to Execute the American IdolTM Gift Card Business

IdeaEdge-CA has been granted an exclusive license by FremantleMedia Licensing Worldwide, North America (www.fremantlemedia.com), on behalf of the American IdolTM franchise, to conduct the American IdolTM Gift Card business in the U.S. and Canada (the “AI License Agreement”). Provided each party continues to comply with the terms of the AI License Agreement, the license will continue through December 31, 2010, a term that is extendable by mutual agreement. The license enables IdeaEdge-CA to do business in the name of American IdolTM, specifically for “American Idol prepaid gift cards for redemption of American Idol merchandise through a licensor-approved website”. The permitted gift card configuration includes any industry standard prepaid gift card packaging, or any variation thereof (i.e., 3D lenticular, multi-media, et al.). The royalty to be paid by IdeaEdge-CA under the license is 10% of sales. The AI License Agreement requires IdeaEdge-CA to pay Fremantle a $1,500,000 advance on license fees, which advance has been paid by IdeaEdge-CA.

Customer Gift Card Purchase Card Model

The Company believes the primary sales channel for its gift card is high-traffic retailers with significant gift card programs (i.e., destinations with gift card “trees”, “malls”, “kiosks”). These channels typically include grocery, drug, and high-end convenience stores. Consumer electronics, book, and specialty convenience stores are also candidate retailers for gift card distribution. The Company is also working with inComm Communications (www.incomm.com), the largest gift card aggregator in the industry, and the Comdata® Stored Value Systems division

(www.storedvalue.com), to establish distribution at non-traditional high traffic destinations, including large malls and airports across the U.S.

Under the Company’s planned gift card program, customers will purchase gift cards from gift card displays and check-out counters at leading retail grocery and drug store chains. Gift cards will be provided in $25 and $50 denominations. IdeaEdge-CA has negotiated an agreement with inComm Communications which is a gift card aggregator distributing gift cards into leading chains, such as Drug Fair, Kinney, Long’s, Raley’s, Rite-Aid, Schnucks, USA, and Winn-Dixie. The Company is in discussions to secure distribution arrangements with Albertsons, CVS, HEB, Kroger, Safeway, Supervalu, and Walgreens. The cards will be produced by the Comdata® Stored Value Systems division, and distributed by inComm. Consumers will also be able to purchase gift cards on-line at the Website. Consumers will be directed to the Website through search engines (e.g. Google), affiliate programs, and banner ads on the American IdolTM website.

The Company’s retail partners have expressed enthusiasm for the Company’s planned marketing strategy; the eye appeal of the card design; and most significantly, the marketing attraction of the American IdolTM identification. The Company believes that this enthusiasm will lead to stores giving Company products preferential presence on gift card displays, which the Company expects will result in accelerated sales.

Customer Gift Card Redemption Model

Customers will be able to redeem gift cards for merchandise online at the Website. The Company is designing the Website to offer choice, ease of use, and enjoyment of the redemption experience, and actively promote retail gift card sales. Gift cards will be sold in $25 and $50 denominations. The Company also plans to later launch a line of collectable cards, featuring American IdolTM contestants, winners, and associated personalities and, for offerings beyond American IdolTM, for celebrities/personalities strongly associated with those licensed brands. The Company plans for the gifts to be available to customers to include music, videos, electronics, apparel, games, accessories, and toys.

Marketing Strategy

The Company plans to develop its market using highly efficient methods in which minimal financial and staff resources will be needed to secure and grow the Company’s market position. Specifically, the Company plans to do the following:

•

Leverage marketing exposure through in-place retail sales agreements with name-brand chains comprising thousands of high-traffic stores. Use recognition of American IdolTM popularity to gain preferred positions on chain retailer gift card displays. Coordinate preferred placements through interactions with senior marketing executives within each chain distributing the Company’s gift cards.

•	Employ “viral marketing” techniques using media associated with the American IdolTM show and its contestants.
•	Place banner ads on the American IdolTM website which will provide links to the Website

•

Create “collector series” American IdolTM gift cards featuring cards co-branded with specific American IdolTM performers and personalities, thereby motivating the purchase of cards for their intrinsic value to the collector, as much as their ability to acquire consumer merchandise.

•

Promote brand recognition and gift card sales by offering web-enabled customized greetings (e.g., “Happy Birthday” songs, Valentine’s Day greeting from American IdolTM current contestants and past performers), collectable patches, and other brand-reinforcing mechanisms.

Competitive Strategy

The Company also intends to achieve market leadership by pursuing significant growth opportunities based on the following competitive strategies:

•	Execute through its exclusive license with American IdolTM in North America.
•	Own and operate the Website.
•	License exclusive gift card selling relationships with other merchandisers who enjoy brand-name recognition and pricing power.
•	Maintain exclusive arrangements with card manufacturer/distributors and leading gift card aggregators/clearing houses.
•

Establish unique intellectual property, including proven know-how in developing and fielding a scaleable automated provisioning system and access to patents that providing a defense for a near-term future market contemplated by management—entertainment-content DVDs packaged with the giftcards that promote branded merchandise and provide access to “back-end” web-based retail stores.

•	Recruit a management and advisory team comprised of experienced executives in successful high-technology and gift card service delivery.

Execution and Partnering Plan

IdeaEdge-CA has partnered with several industry leaders to build a scalable business. Rather than having to develop and staff the supply, distribution, and clearing house functions needed to execute its business, the Company believes it is positioned to use the resources of established leaders in each aspect of the supply chain, and will be dealing with firms that have already proven their ability to scale and support the transaction types and loads that will be the foundation of the Company’s business. These supply chain and fulfillment partners are expected to include Comdata®, inComm Communications, and Dawson Logistics.

The Comdata® Stored Value Systems (SVS) division will manage IdeaEdge’s gift card accounts and transactions, and produce and ship gift cards to distributors and retailers. SVS is the leading gift card transaction company in the United States, and is also considered to be an industry innovator. SVS is also producing all of the gift cards and shipping them to IdeaEdge’s gift card aggregator, which will manage the distribution of gift cards to retailers.

For gift card distribution, IdeaEdge has partnered with inComm. inComm manages gift card “malls/kiosks” in more than 100,000 retail stores nationwide. Like SVS, inComm has expressed its support for the Company’s success, providing unprecedented support into channels that are expected to yield optimum results.

After the gift card is redeemed on the Website, orders for American IdolTM merchandise will be fulfilled by Dawson Logistics, who are expected to assure timely delivery of redemption orders placed through www.americanidolgifts.com. The Company will establish direct XML interface connections to Dawson Logistics, as well as to SVS and inComm.

By integrating all of these partners into the Company’s internal IT systems and business processes, the Company intends to create a tightly coupled, highly efficient, fully integrated, and totally scalable business structure. The roles are as follows: SVS will create gift card accounts and build cards in high volume; inComm will distribute and replenish the gift cards into retail stores; Dawson Logistics will fulfill merchandise purchases; and the Company’s outsourced call center will handle customer support. All of IdeaEdge’s partners were selected for their ability to scale beyond the anticipated requirements. The Company believes it will also be able to utilize these partners, or obtain comparable partners, at such time as it determines to launch other co-branded gift cards which are not related to American Idol.TM

Competitive Products

By virtue of its exclusive licensing agreement, the Company will not have any competitors for gift card merchandising of American IdolTM consumer products in the U.S. and Canada. The Company intends to negotiate similar agreements with other merchandisers which it anticipates engaging over the next several years, with a strategy of restricting the establishment of competing businesses.

However, for gift cards in general, hundreds of commoditized brands now proliferate the market, including those sponsored by banks and financial institutions (e.g., Visa, Bank of America), department stores (e.g., Macy’s, Neiman-Marcus), phone companies (e.g., Verizon, AT&T), gasoline (e.g., Shell, Mobil), retailers (e.g., Starbucks, CompUSA), and others. The Company believes it will be in a highly differentiated market segment by offering cards based on entertainment brands, personalities, and characters that consumers are passionate about. The Company’s branding strategy is intended to capitalize on the pricing power of particular brands; protect the product against commoditization; mitigate the seasonality of gift cards that do not enjoy year-round consumer interest; and encourage premium placement on retail outlet gift card displays.

Additionally, the Company plans to feature the unique differentiator of collectable cards. The Company’s collector series will feature various American IdolTM performers and personalities intended to drive purchases of cards for collection (rather than being limited to “only” redemption), which the Company believes will be a consumer demand driver.

Risks Related to the Company’s Business

We have a very limited operating history. As described herein, the Company completed its acquisition of IdeaEdge, Inc., a California corporation (“IdeaEdge-CA”), on October 16, 2007.

IdeaEdge-CA was formed in April 2007 to pursue opportunities in the gift card industry. IdeaEdge-CA does not currently have any operating revenues and has a very limited operating history. IdeaEdge-CA does not have any historical financial data upon which to base planned operating expenses. Because IdeaEdge-CA has no operating history, its historical financial information is not a reliable indicator of future performance. Therefore, it is difficult to evaluate the business and prospects of the Company or IdeaEdge-CA.

Our failure to achieve revenues or obtain adequate financing would materially and adversely affect our business. The Company does not currently have any revenues and has never been profitable. The Company cannot be certain that it will ever have any revenues, or that it will generate sufficient revenues to achieve profitability. The Company’s failure to achieve revenues or significantly increase its revenues, or to raise adequate and necessary financing, would seriously harm its business and operating results. The Company will have large fixed expenses, and expects to continue to incur capital, product development, and administrative and other expenses. The Company will need to generate significant revenues in order to achieve and maintain profitability. If the Company fails to achieve any revenues, or its revenues grow more slowly than anticipated, or if the Company’s operating or capital expenses increase more than is expected or cannot be reduced in the event of lower revenues, the Company’s business will be materially and adversely affected.

We face competition from other retailers. The Company will face competition from other retailers who offer gift cards. Many of these retailers have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than the Company. Many of these providers also have more extensive customer bases, broader customer relationships and broader industry alliances than the Company, including relationships with many of the Company’s potential customers. Increased competition from any of these sources could result in the Company’s failure to achieve and maintain adequate level customers and market share.

We rely on third-party suppliers and distributors. The Company will be dependent on other companies to design, produce and distribute its gift cards. Any interruption in the Company’s ability to obtain these services, or comparable quality replacements, would substantially harm its business and results of operations. The Company will also be dependent on other companies to distribute and sell its products. The failure by such third parties to distribute or sell the Company’s products in a timely manner would substantially harm its business and results of operations.

We are dependent upon consumer tastes for our gift cards and products. The production of co-branded gift cards involves substantial risks due in part because they require that the Company spend significant funds based entirely on its preliminary evaluation of the cards commercial potential. It is impossible to predict the success of any gift card before the production starts. The ability of a gift card to be accepted by consumers and generate revenues will depend upon a variety of unpredictable factors, including:

•	public taste, which is always subject to change;

•	the quantity and popularity of other gift cards available to the public at the time of the release of the Company’s gift cards; and

•	the fact that the distribution and sales method choose for the Company gift cards may be ineffective.

For any of these reasons, the gift cards that the Company produces may be commercially unsuccessful. If the Company is unable to produce gift cards which are commercially successful in this industry, the Company may not be able to recoup its expenses and/or generate revenues. In the event that the Company is unable to generate revenues, the Company may not be able to continue operating as a viable business.

We currently have a lack of diversity of product offerings. The Company plans to have only one co-branded gift card available for distribution for its initial product launch for the fall of 2007, which is the American Idol™ co-branded gift card. This lack of diversity in a product offering creates substantial risks as all of the Company’s potential revenues for 2007 are dependent upon the success of this one gift card. The Company’s inability to compete successfully, or the lack of acceptance of its initial gift card, could have a material adverse effect on the Company’s business, results of operations and financial condition.

We have a significant debt burden. Prior to October 16, 2007, the Company’s subsidiary, IdeaEdge-CA had outstanding indebtedness of $740,000 under the Notes described above, all of which is due and payable on various dates during June, July and August of 2008. As of October 16, 2007, note holders holding $380,000 of these Notes have exchanged their notes into shares of Company common stock and such debt has been extinguished. The Company believes all of these note holders will exchange their Notes for Company common stock pursuant to the terms of the Exchange Agreement. However, in the event the note holders which hold the remaining $360,000 do not elect to exchange their Notes pursuant to the terms of the Exchange Agreement, IdeaEdge-CA may not have the cash to repay the debt obligations under the Notes when due. If these Notes are not exchanged under the Exchange Agreement prior to their maturity dates, and IdeaEdge-CA does not have sufficient capital to repay the debt under the Notes, then IdeaEdge-CA’s non-payment of its obligations under the Notes would create a right of default for the Note holders. These events of default provide the Note holders with certain rights, including the right to institute an involuntary bankruptcy proceeding against IdeaEdge-CA.

We are required to pay significant licensing fees. Under the terms of the AI License Agreement, IdeaEdge-CA has agreed to certain guaranteed royalty payments to FremantleMedia, and the payment of a $1,500,000 advance towards those guaranteed royalty payments. If IdeaEdge-CA fails to comply with the terms of the AI License Agreement, FremantleMedia would be entitled to terminate the AI License Agreement, in which event the Company would be unable to launch its first gift card for 2007. The Company’s inability to launch the American IdolTM co-branded gift card would have a material adverse effect on the Company’s business, results of operations and financial condition.

FremantleMedia has the right to terminate the AI License Agreement in the event of certain changes of control of the Company. Under the terms of the AI License Agreement, the licensor, FremantleMedia, is entitled to terminate the AI License Agreement in the event there is a change in the control of IdeaEdge-CA or, as the case may be, the ultimate parent company of IdeaEdge-CA. This provision is a precaution against IdeaEdge-CA being acquired by an entity which FremantleMedia may deem as unsuited for the AI License Agreement. IdeaEdge-CA and FremantleMedia have clarified this provision to mean that it does not prevent IdeaEdge-CA from dealing in its stocks and shares to raise more capital (including the sale of equity to individual and non-strategic investors, or a “going public” transaction), but FremantleMedia is entitled to terminate the AI License Agreement if there is a change in the ownership or control of the Company which results in the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement not collectively maintaining the largest ownership percentage of the Company. Assuming all of the IdeaEdge-CA shareholders and note holders exchange their shares and promissory notes for shares of Company common stock pursuant to the IdeaEdge Acquisition, the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement will collectively have approximately 51% of the ownership interest of the Company, and the next single largest ownership percentage in the Company is 21%. Assuming all of the IdeaEdge-CA shareholders and note holders exchange their shares and promissory notes for shares of Company common stock pursuant to the IdeaEdge Acquisition, Mr. Collas, Mr. Nicolaidis and Mr. Hall, who are the three founders of IdeaEdge-CA and were shareholders existing as of the date of the execution of the AI License Agreement, will collectively own approximately 44% of the ownership interest of the Company. The Company believes that these founders will be able to maintain the collective largest ownership percentage of the Company, or negotiate an alternative provision with FremantleMedia if necessary. However, if as result of the Company issuing additional shares, or the sale of Company shares by the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement, the IdeaEdge-CA shareholders existing as of the date of the execution of the AI License Agreement no longer have the largest ownership percentage of the Company, and the Company is not able to negotiate an alternative provision with FremantleMedia, FremantleMedia would have the ability to terminate the AI License Agreement, which would have a material adverse effect on the Company’s business, results of operations and financial condition. Additionally, this provision may prevent an acquisition of the Company or the Company’s shares of common stock by a strategic or institutional investor as such an acquisition may result in triggering FremantleMedia’s termination rights, or require such an acquisition to be conditioned upon the consent of Fremantle.

Financial Risks

Our financial statements have been prepared assuming that the Company will continue as a going concern. The factors described above raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from this uncertainty. Our independent registered public accounting firm has included an explanatory paragraph expressing doubt about our ability to continue as a going concern in their audit report for the fiscal year ended September 30, 2007, and the independent registered public accounting firm which conducted the audit of the IdeaEdge-CA financial statements also has included an explanatory paragraph expressing doubt about IdeaEdge-CA’s ability to continue as a going concern in their audit report for the period ended June 30, 2007. We also cannot assure you that we will be able to generate sufficient revenue to fund our business. If we cannot continue as a going concern, we may need to substantially revise our business plan or cease operations.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends and, consequently, the only opportunity for investors to achieve a return on their investment is if a trading market develops and investors are able to sell their shares for a profit or if our business is sold at a price that enables investors to recognize a profit. We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by state law. Accordingly, we cannot assure investors any return on their investment, other than in connection with a sale of their shares or a sale of our business. At the present time there is a limited trading market for our shares. Therefore, holders of our securities may be unable to sell them. We cannot assure investors that an active trading market will develop or that any third party would offer to purchase our business on acceptable terms and at a price that would enable our investors to recognize a profit.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against an officer or director. The Company’s articles of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors. Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amount of our capital. Our articles of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

Our executive officers, directors and insider stockholders beneficially own or control at least 55% of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in you receiving a premium over the market price for your shares. We estimate that approximately 55% of our outstanding shares of common stock is beneficially owned and controlled by a group of insiders, including our directors and executive officers. Accordingly, the existing principal stockholders together with our directors and executive officers will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire shares of our common stock, you may have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of our common stock. Our principal stockholders may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

The relative lack of public company experience of our management team may put us at a competitive disadvantage. Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have had very limited responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business. We are subject to various regulatory requirements, including the Sarbanes-Oxley Act of 2002. We, like all other public companies, must incur additional expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting. We have not evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC, which we collectively refer to as Section 404. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007. Our lack of familiarity with Section 404 may unduly divert management’s time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management’s report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

Our compliance with the Sarbanes-Oxley Act and the U.S. Securities and Exchange Commission rules concerning internal controls may be time consuming, difficult and costly for us. Our senior management has limited experience with publicly-traded companies and may not be fully familiar with the requirements of the Sarbanes-Oxley Act and other laws, rules and regulations that apply to companies which are required to file reports with the SEC. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We are dependent for our success on a few key executive officers. Our inability to retain those officers would impede our business plan and growth strategies, which would have a negative impact on our business and the value of your investment. Our success depends on the skills, experience and performance of key members of our management team. We do not have long-term employment agreements with any of the members of our senior management team. Each of those individuals may voluntarily terminate his employment with the Company at any time upon short notice. Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital. We do not maintain a key man insurance policy on any of our executive officers.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance. The ability to manage and operate our business as we execute our growth strategy will require effective planning. Significant rapid growth could strain our internal resources, leading to a lower quality of customer service, reporting problems and delays in meeting important deadlines resulting in loss of market share and other problems that could adversely affect our financial performance. Our efforts to grow have placed, and we expect will continue to place, a significant strain on our personnel, management systems, infrastructure and other resources. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Capital Market Risks

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the OTC Bulletin Board, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, including “short” sales, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase your transaction costs to sell those shares. As long as the trading price of our common stock is below $5 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities. The stock market in general, and the market prices for penny stock companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price.

We may not be able to attract the attention of major brokerage firms, which could have a material adverse impact on the market value of our common stock. Security analysts of major brokerage firms may not provide coverage of our common stock since there is no incentive to brokerage firms to recommend the purchase of our common stock. The absence of such coverage limits the likelihood that an active market will develop for our common stock. It will also likely make it more difficult to attract new investors at times when we require additional capital.

We may be unable to list our common stock on NASDAQ or on any securities exchange. Although we may apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we cannot assure you that we will be able to meet the initial listing standards, including the minimum per share price and minimum capitalization requirements, or that we will be able to maintain a listing of our common stock on either of those or any other trading venue. Until such time as we qualify for listing on NASDAQ, the American Stock Exchange or another trading venue, our common stock will continue to trade on the OTC Bulletin Board or another over-the-counter quotation system, or on the “pink sheets,” where an investor may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, rules promulgated by the SEC impose various practice requirements on broker-dealers who sell securities that fail to meet certain criteria set forth in those rules to persons other than established customers and accredited investors. Consequently, these rules may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. It would also make it more difficult for us to raise additional capital.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

Item 2	Management’s Discussion and Analysis or Plan of Operations

Overview and Financial Condition

As described above, the Company’s operations which existed prior to October 16, 2007 were sold to Mr. Ligi pursuant to the terms of the California Subsidiary Sale Agreement. As part of the California Subsidiary Sale, Mr. Ligi agreed to assume personal liability for all of the outstanding unpaid obligations of the California Subsidiary and certain unpaid obligations of the Company. Additionally, in connection with Mr. Ligi’s assumption of these obligations, the Company obtained releases from creditors of the California Subsidiary releasing any further claims they may have against the Company for such unpaid obligations. As of October 16, 2007, there remains approximately $240,000 in outstanding obligations of the California Subsidiary for which the Company has not obtained such releases. However, Mr. Ligi remains personally responsible to satisfy such obligation in the event such creditors seek payment from the Company with respect to such obligations.

Also as described above, effective October 16, 2007, the Company acquired IdeaEdge-CA. IdeaEdge-CA was formed in April 2007 and has a very limited operating history. Since its inception in April 2007 through the date of this report, the Company has had no revenues. As described above, the Company is a development stage company and its operations have been directed towards raising capital, developing its American IdolTM gift card, securing distribution for the gift card, and preparing for the commercial launch of the gift card for the fall of 2007.

Significant Liabilities

As of October 16, 2007, IdeaEdge-CA has outstanding indebtedness of $360,000 under the Notes described above, all of which is due and payable on various dates during June, July and August of 2008.

Liquidity and Capital Resources

At June 30, 2007, the Company’s total assets were $2,716,546; its current assets were $683,731; its total liabilities were $2,716,546; and its current liabilities were $2,063,880. The total liabilities at June 30, 2007 included the $1,300,000 advance payment to FremantleMedia under the AI License Agreement which the Company paid in August 2007. The Company’s shareholders’ equity at June 30, 2007 was ($134,591). As of June 30, 2007, the Company had a cash balance of $429,451.

Plan of Operations

The Company is dependent upon future revenues, additional sales of its securities or obtaining debt financing to meet its cash requirements. Unless the Company begins generating revenues or obtains additional funds from equity of debt financing, the Company believes it has sufficient cash as of the date of this Current Report to fund the operations of the Company through April 2008. The Company currently anticipates raising additional funds through the sale of equity; provided, however, there can be no assurance as to whether, when, or upon what terms the Company will be able to consummate any financing. During the next twelve months, the Company does not expect to purchase or sale any plants or significant equipment and does not expect a significant change in the number of its employees.

Item 3	Description of Property

Our corporate offices are located at 6440 Lusk Blvd., Suite 200, San Diego California 92121, where we lease approximately 1,932 square feet of office space. This lease is for a term of 24 months and commenced in July 2007. The monthly rental payment including utilities and operating expenses for the facility is approximately $1900. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

Item 4	Security Ownership of Certain Beneficial Owners and Management

As of October 17, 2007, we had 9,816,461 post-reverse stock split shares of common stock issued and outstanding. The following table sets forth as of October 17, 2007 information regarding the beneficial ownership of our common stock with respect to (i) our officers and directors; (ii) by all directors and executive officers as a group; and (iii) all persons which the Company, pursuant to filings with the Securities and Exchange Commission (the “SEC”) and our stock transfer record by each person or group known by our management to own more than 5% of the outstanding shares of our common stock. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within sixty (60) days, such as warrants or options to purchase shares of our common stock. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below subject to applicable community property law.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned
Officers and Directors
James Collas	2,858,259	29.1%
Chris Nicolaidis	1,770,038	18%
All directors and executive officers as a group (2 persons)	4,628,297	47.1%
5% Stockholders
Allan Ligi	2,121,365	21.6%
740 13th Street, Suite 406 San Diego, California 92101
Jeffrey Hall	830,971	8.5%

(1)	Unless otherwise noted, the address is c/o IdeaEdge, Inc. 6440 Lusk Blvd., Suite 200 San Diego California 92121.

Item 5	Directors, Executive Officers, Promoters and Control Persons

Our directors are elected by the stockholders to a term of one (1) year and to serve until his or her successor is duly elected and qualified, or until his death, resignation or removal. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until his death, resignation or removal from office.

The following sets forth certain information regarding our executive officers and directors as of October 16, 2007:

James Collas, Chief Executive Officer, President, Chief Financial Officer and a director of the Company. From April 2006 until the present, Mr. Collas has been the Chief Executive Officer, President, Chief Financial Officer and a director of the Company’s subsidiary, IdeaEdge, Inc., a California corporation. From September 2005 through March 2007, Mr. Collas was President, CEO and a director of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies. From November 2002 through August 200, Mr. Collas was an executive consultant in San Diego specializing in early stage ventures in the technology and internet space. From January 2000 through October 2002, Mr. Collas was a Founder and Managing Partner of IdeaEdge Ventures LLC, a San Diego based an internet venture incubator. From September 1998 through September 1999, Mr. Collas was President of Amiga, Inc., which was a subsidiary of Gateway, Inc. focused on the convergence computer market. From June 1992 through August 1998, Mr. Collas was CTO and Senior Vice President of Product Development at Gateway, Inc., a leading computer manufacturer and retailer.

Chris Nicolaidis, Vice President of Business Development, Corporate Secretary and a director of the Company. Mr. Nicolaidis has almost two decades of experience as a senior sales and business development executive for several start-up and established private and publicly traded companies in third-party gift card retail, radiopharmaceutical, healthcare delivery, employee benefits, and insurance services industries. He leads the business development function for the Company. From April 2006 until the present, Mr. Nicolaidis has been Vice President of Business Development, Corporate Secretary and a director of the Company’s subsidiary, IdeaEdge, Inc., a California corporation. From December 2005 to March 2006, he co-founded and was Vice President of DVD Movie Update, Inc., a DVD movie retailer which used the gift card retail channel to sell DVD movies. From January 2003 to May 2004, he served as the Director of Business Development and Business Manager of the UCSD Center for Molecular Imaging, an entity owned by Molecular Imaging Corporation, a publicly traded healthcare company, and the University of California San Diego Healthcare System. From July 1998 until December 2002, Mr. Nicolaidis co-founded and was a director of Benefit Management Systems of California, Inc. (BMSCA), a leading San Diego based employee benefits firm serving medium and large size employers throughout Southern California. While at BMSCA, he developed and led a sales campaign that took the company to a prominent status within its respective market.

Board of Directors

Our bylaws provide that the number of directors which shall constitute the whole board shall not be less than one or more than five. The current board consists of two directors, Mr. Collas and Mr. Nicolaidis.

Audit Committee

We do not currently have an audit committee. We are seeking additional board members and intend to establish an audit committee, but as of the date of this report we do not have one.

Family Relationships

There are no family relationships among members of management or our board of directors.

Item 6 Executive Compensation

The following table summarizes the compensation to the former officers and directors of the Company for the last two fiscal years. Mr. Ligi and Mr. LaVorgna resigned effective as of the October 16, 2007 in connection with the IdeaEdge Acquisition.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Award(s)		Payouts
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts	Compensation(1)
Position	Year	($)	($)	($)	($)	(#)	($)	($)
Allan J. Ligi	2006	0	0	0	0	0	0	0
President/Director	2005	0	0	0	0	0	0	0

Dennis LaVorgna	2006	0	0	0	0	0	0	0
CFO/Director	2005	0	0	0	0	0	0	0

(1)	As of September 30, 2006, the Company made group life, health, hospitalization and medical plans available for its employees. The Company has no pension plans or plans or agreements which provide compensation on the event of termination of employment or a Company change in control.

Option Grants and Exercises

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above.

Employment Agreements

The Company has no employment agreements.

Compensation of Directors

Both of our current directors are employees of the Company and are not compensated in their capacity as directors.

Item 7	Certain Relationships and Related Transactions

From inception through 2004, funds were advanced from Allan Ligi, a former officer and director and current shareholder of the Company, to finance Company operations. Effective October 29, 1999, a note was generated for the amount of $725,000 plus interest at 7.75%, to be paid in monthly installments over a period of ten years. As of September 30, 2006 the balance due on this note was $675,955. Due to the Company’s financial limitations, Mr. Ligi agreed to not accrue interest on the outstanding note effective October 1, 2001. As of October 16, 2007 and in connection with the California Subsidiary Sale, this obligation was extinguished in exchange for the Company’s issuance of shares of Company common stock to Mr. Ligi.

In January 2006, the Company entered into a consulting agreement with a private company in which one officer and major shareholder is an owner of the private company and another officer and major shareholder holds the position of Secretary of the private company. The consulting agreement provided that the Company will receive 10% of the profits of the private company on a quarterly basis over five years. The Company is carrying a trade receivable of $30,704 from the private company for expenses incurred related to the consulting agreement. However, all receivables have been written off as of September 30, 2006. Effective as of October 16, 2007, the private company and the Company confirmed in writing that the consulting agreement is terminated and the Company has no further obligations to the private company.

As of September 30, 2006, additional related party indebtedness included an unsecured promissory note that accrues interest at 10% per annum, to a company owned by an officer in the amount of $40,013, and an unsecured promissory note that accrues interest at 10% per annum, to a former director in the amount of $50,000, each of which were assumed by Mr. Ligi as of October 16, 2007 in connection with the California Subsidiary Sale.

Item 8	Description of Securities

Our authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. The following summary is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which is filed as an exhibit to this report.

As of October 16, 2007, there were 9,816,461 post-reverse stock split shares of common stock outstanding that were held of record by approximately 314 shareholders, and no shares of preferred stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock. The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have reserved 600,000 shares of common stock for issuance pursuant to our 2007 Equity Inventive Plan, of which 10,000 shares have been committed to be issued under options to be exchanged in the IdeaEdge Acquisition.

PART II

Item 1	Market Price of and Dividends on the Registrant’s Common Equity and Other Shareholder Matters

The Company’s common stock is listed on the NASDAQ Bulletin Board under the symbol “IDED.OB”. The quotations provided are for the over the counter market which reflect inter-dealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions. The prices included below have been obtained from sources believed to be reliable (NASD, OTC.BB purchased reports for 2005 & 2006):

Period Ending	High Bid	Low Bid	Close Bid
December 2006	$0.12	$0.09	$0.091
September 2006	0.19	0.14	0.14
June 2006	0.35	0.16	0.16
March 2006	0.19	0.13	0.17
December 2005	0.25	0.16	0.18
September 2005	0.20	0.10	0.13
June 2005	0.12	0.085	0.10
March 2005	0.21	0.07	0.14
January 2005	0.19	0.11	0.15

Holders

Total shares outstanding as of June 30, 2007 were 42,363,494 held by approximately 312 shareholders of record and an undetermined number of holders in street name.

Item 2	Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. However, in the opinion of our management, there are no legal claims currently pending or threatened against us that would be likely to have a material adverse effect on our financial position, results of operations or cash flows.

Item 3	Changes in and Disagreements with Accountants

The Company has not had any disputes or disagreements with Cordovano and Honeck LLP, our independent outside auditors, which have been engaged with the Company since October 2005.

Item 4	Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report, which disclosure is incorporated herein by reference.

Item 5	Indemnification of Directors and Officers

Pursuant to our Amended and Restated Articles of Incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, the board of directors was to determine that a takeover proposal was not in our best interest, shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;

•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or

•	effecting an acquisition that might complicate or preclude the takeover.

The Colorado Corporations and Associations Act (“Colorado Corporate Law”), with certain exceptions, permits a Colorado corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our directors and executive officers to the fullest extent now or hereafter permitted by Colorado Corporate Law. The indemnification provided by Colorado Corporate Law and our Amended and Restated Certificate of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART F/S

Reference is made to the disclosure set forth under Item 9.01(a) of this Current Report, which disclosure is incorporated herein by reference.

PART III

Reference is made to the disclosure set forth under Item 9.01(d) of this Current Report, which disclosure is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

At the closing of the IdeaEdge Acquisition, the Company acquired 5,905,834 shares of the outstanding capital stock of IdeaEdge-CA and $380,000 in promissory notes of IdeaEdge-CA, in exchange for the Company’s issuance to the IdeaEdge-CA shareholders and note holders of 6,228,834 shares of the Company’s common stock. The Company also issued 10,000 options to purchase the Company’s Common Stock to holders of IdeaEdge-CA options. The issuance of the Company’s shares of common stock and options to the IdeaEdge-CA shareholders and promissory note holders was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s common stock issued to the IdeaEdge-CA shareholders and promissory note holders will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

In connection with the closing of the California Subsidiary Sale, the Company will issue 1,893,461 shares of the Company’s common stock to Mr. Ligi in exchange for Mr. Ligi’s assumption of certain debts and obligations of the Company. The issuance of the Company’s shares of common stock to Mr. Ligi was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s common stock issued to Mr. Ligi will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act or an exemption therefrom.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The Company had 42,631,351 shares of common stock outstanding as of October 15, 2007. After giving effect to the 25 to 1 reverse stock split on October 16, 2007, the Company had 1,705,254 shares of common stock outstanding immediately prior to the closing of the California Subsidiary Sale and IdeaEdge Acquisition. In connection with the closing of the California Subsidiary Sale, 1,694,540 shares of Company common stock will be issued to Mr. Ligi. In connection with the closing of the IdeaEdge Acquisition (and assuming all of the former IdeaEdge-CA shareholders and note holders exchange their IdeaEdge-CA shares and promissory notes for shares of Company common stock), up to an additional 8,010,000 shares of Company common stock will be issued to the shareholders and note holders of IdeaEdge-CA. As a result of the California Subsidiary Sale and IdeaEdge Acquisition, the shareholders of the Company which existed prior to the closings would own approximately 31% of the outstanding common stock of the Company, and the former IdeaEdge-CA shareholders and note holders would own approximately 69% of the outstanding common stock of the Company, which resulted in a change of control of the Company.

Reference is made to the beneficial ownership table disclosure set forth under Item 2.01/Item 4 of this Current Report, which disclosure is incorporated herein by reference, regarding the identity of the persons who acquired control of the Company, and their percentage ownership of voting securities of the Company as of October 17, 2007.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the IdeaEdge Acquisition, effective October 16, 2007, each of Allan Ligi and Dennis LaVorgna resigned from their positions as directors and officers of the Company. Effective as of October 16, 2007, James Collas and Chris Nicolaidis were elected to the Board of Directors of the Company, and the Board of Directors appointed Mr. Collas to the positions of Chief Executive Officer, President, Treasurer and Chief Financial Officer of the Company, and Mr. Nicolaidis to the positions of Vice President of Business Development and Corporate Secretary of the Company. Reference is made to the disclosure set forth under Item 2.01/Item 5 of this Current Report regarding Mr. Collas and Mr. Nicolaidis, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of the IdeaEdge Acquisition, the Company would not be considered to be a “shell company.”

ITEM 8.01	OTHER EVENTS

In connection with the IdeaEdge Acquisition, on October 12, 2007, the Company’s shareholders approved the Company’s adoption of Amended and Restated Articles of Incorporation in order to (i) eliminate the rights, privileges and preferences of the authorized preferred stock, none of which has been issued, to allow such rights, privileges and preferences to be set by the Company’s board of directors at such time as preferred stock may be issued; (ii) eliminate the creation of different classes of directors; (iii) change the name of the Company to “IdeaEdge, Inc.” to better reflect the Company’s intended business after the closing of the IdeaEdge Acquisition; and (iv) effect a 25 to 1 reverse stock split. This summary is qualified in its entirety by reference to the complete text of the Amended and Restated Articles of Incorporation which is incorporated by reference into this report as described below.

In connection with the IdeaEdge Acquisition, on October 12, 2007, the Company’s shareholders approved the Company’s adoption of the “2007 Equity Incentive Plan.” The Plan is intended to be used by the Company in order to provide equity incentives to management, directors, employees and consultants which may be retained by the Company. This summary is qualified in its entirety by reference to the complete text of the 2007 Equity Incentive Plan which is incorporated by reference into this report as described below.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of IdeaEdge-CA

The following is an index to Exhibit F1:

PAGE

Report of Independent Registered Public Accounting Firm	F1-1

For the periods ended June 30, 2007:

Audited Balance Sheet	F1-2

Audited Statements of Operations	F1-3

Audited Statement of Changes in Stockholder’s Equity (Deficit)	F1-4

Audited Statements of Cash Flows	F1-5

Notes to Financial Statements	F1-6

(b)	Pro Forma Company Financial Information

The following is an index to Exhibit F2:

PAGE

Introduction	F2-1

Index	F2-2

Unaudited Pro Forma Condensed Balance Sheet	F2-3

Unaudited Pro Forma Condensed Statement of Operations	F2-4

Notes To Pro Forma Condensed Financial Statements	F2-5

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation (1)
10.1	Share Exchange Agreement with IdeaEdge, Inc., a California corporation (2)
10.2	Purchase Agreement for VOS Systems, Inc. by Allan Ligi (2)
10.3	2007 Equity Incentive Plan (2)

(1)	Incorporated by reference into this report.
(2)	Incorporated by reference from the Company’s Definitive Proxy Statement filed with the Securities & Exchange Commission on September 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAEDGE, INC.

Dated: October 22, 2007	By:	/s/ James Collas
James Collas
Chief Executive Officer

[WEAVER & MARTIN LETTERHEAD]

To the Board of Directors and Stockholders

IdeaEdge, Inc.

Sand Diego, California

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of IdeaEdge, Inc. as of June 30, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the period from April 3, 2007 (inception) to June 30, 2007. IdeaEdge, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audit of the financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IdeaEdge, Inc. as of June 30, 2007, and the results of its operations and cash flows for the period from April 3, 2007 (inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and is dependent upon future revenues, the continued sale of its securities, or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

October 15, 2007

Certified Public Accountants & Consultants 411 Valentine, Suite 300 Kansas City, Missouri 64111 Phone: (816) 756-5525 Fax: (816) 756-2252

F1-1

IdeaEdge, Inc.

(a Development Stage Company)

Balance Sheet

June 30, 2007

Assets
Current assets:
Cash	$429,451
Prepaid licensing agreement, current portion	254,280

Total current assets	683,731

Prepaid licensing agreement	2,027,763
Deposits	5,052

2,032,815

$2,716,546

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,393
Accrued interest	487
Licensing agreement payable, current portion	1,300,000
Note payable, current portion	748,000

Total current liabilities	2,063,880

Licensing agreement payable	787,257

Stockholders’ deficit
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of June 30, 2007	—
Common stock, $0.001 par value, 30,000,000 shares authorized, 6,066,667 shares owed but not issued and outstanding as of June 30, 2007	6,067
(Deficit) accumulated during development stage	(140,658)

(134,591)

$2,716,546

The accompanying notes are an integral part of these financial statements

F1-2

IdeaEdge, Inc.

(a Development Stage Company)

Statement of Operations

For the period from April 3, 2007 (inception) to June 30, 2007

Revenue	$—

Expenses:
Salaries and wages	63,567
Other general and administrative expenses	71,390

Total expenses	134,957

Other expenses:
Interest expense	(5,701)

Total other expenses	(5,701)

(Loss) before provision for taxes	(140,658)
Provision for income taxes	—
Net (loss)	$(140,658)

Net (loss) per share	$(0.02)

Weighted average number of common shares outstanding	6,066,667

The accompanying notes are an integral part of these financial statements

F1-3

IdeaEdge, Inc.

(a Development Stage Company)

Statement of Stockholder’s Deficit

For the period from April 3, 2007 (inception) to June 30, 2007

	Common Stock		(Deficit) Accumulated During Development Stage	Total Stockholder's Deficit
	Shares	Amount
Beginning Balances, April 3, 2007	—	$—	$—	$—
Founders shares issued	6,066,667	6,067	—	—
Net loss for the period from April 3, 2007 (inception) to June 30, 2007	—	—	(140,658)	(140,658)

Balance, June 30, 2007	6,066,667	$6,067	$(140,658)	$(140,658)

The accompanying notes are an integral part of these financial statements

F1-4

IdeaEdge, Inc.

(a Development Stage Company)

Statement of Cash Flows

For the period from April 3, 2007 (inception) to June 30, 2007

Cash flows from operating activities
Net (loss)	$(140,658)
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of interest on licensing agreement payable	5,214
Stock issued for services	6,067
Changes in operating assets and liabilities:
Increase in prepaid licensing agreement	(200,000)
Increase in deposits	(5,052)
Increase in accounts payable	15,393
Increase in accrued interest	487

Net cash used by operating activities	(318,549)

Cash flows from financing activities
Proceeds from notes payable borrowings	748,000

Net cash provided by financing activities	748,000

Net increase in cash	429,451
Cash—April 3, 2007 (Inception)	—

Cash—June 30, 2007	$429,451

Supplemental disclosures:
Interest paid	—

Income taxes paid	—

Stock issued for services	$6,067

The accompanying notes are an integral part of these financial statements

F1-5

IdeaEdge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

Note 1 – History of the Company and Significant Accounting Policies

History of the Company

The Company was organized April 3, 2007 (Inception) under the laws of the State of California. The Company is authorized to issue 30,000,000 shares of its $.001 par value common stock and 20,000,000 shares of its $.001 par value preferred stock.

The Company has no revenues as of June 30, 2007 and in accordance with SFAS #7, the Company is considered a development stage company.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2007.

Revenue recognition

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred. As of June 30, 2007, the Company has no revenues.

Loss per share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) “Earnings Per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of June 30, 2007.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not

F1-6

IdeaEdge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Year-end

The Company fiscal year-end ends on March 31.

Note 2 – Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $140,658 for the period from April 3, 2007 (inception) to June 30, 2007, and had no revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Subsequent to June 30, 2007, the Company raised $2,027,750 through issuances of stock but there are no assurances that the Company will be successful and without sufficient additional financing or revenues it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 3 – Income taxes

For the period from April 3, 2007 (inception) to June 30, 2007, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At June 30, 2007, the Company had approximately $140,658 of federal and state net operating losses. The net operating loss carryforwards, if not utilized, will begin to expire in 2022.

F1-7

IdeaEdge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

The components of the Company’s deferred tax asset are as follows:

Deferred tax assets:
Net operating loss carryforwards	$50,000

Total deferred tax assets	50,000

Net deferred tax assets before valuation allowance	50,000
Less: Valuation allowance	50,000

Net deferred tax assets	$-0-

For financial reporting purposes, the Company has incurred a loss since its inception. Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at June 30, 2007.

Note 4 – Prepaid Licensing Agreement and Licensing Agreement Payable

On May 16, 2007 the Company entered into a Binding Merchandise Deal with FreemantleMedia for an exclusive license right to American Idol branded prepaid gift cards for redemption of American Idol merchandise through a Licensor approved website. The term of this agreement commenced on June 1, 2007 and will end on December 31, 2010. A total advance of $2,500,000 which is non refundable and non returnable but recoupable against Royalties is payable as follows:

Advance 1: $200,000 payable upon signature of the Deal Memo; and

Advance 2: $1,300,000 payable on or before August 15, 2007

Advance 3: $500,000 payable on or before March 10, 2010

Advance 4: $500,000 payable on or before December 31, 2010

The prepaid licensing agreement and resulting licensing agreement payable has been recorded at the present value of these payments, discounted at an 8% rate. The initial asset was recorded at a value of $2,282,043 and will be amortized over a unit of sales method. This method will expense the asset as the units are sold based on the total anticipated unit sales over the life of the agreement. As of June 30, 2007, there were no sales and therefore no related expense. As of June 30, 2007, prepaid licensing agreement was $2,282,043. Of this amount $254,280 is shown as the current portion of the agreement asset and $2,027,763 is shown as the long-term portion based on the anticipated sales as estimated by management.

A licensing agreement payable has been recorded at the present value of the total advance payments. The payable is $2,087,257 as of June 30, 2007, of which $1,300,000 is shown as a current liability and $787,257 is shown as a long term liability. The Company paid $1,300,000 on August 15, 2007 to satisfy the current portion. Interest expense related to this payable was $5,214 during the period from April 3, 2007 (Inception) to June 30, 2007.

F1-8

IdeaEdge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

Note 5 – Notes Payable and Accrued Interest

On May 15, 2007, the Company borrowed $8,000 from the CEO of the Company. The note is due on demand and paid interest of 5%. The note was paid back in July of 2007 with interest of $187.

On June 29, 2007, the Company borrowed $740,000 in the form of convertible notes. The notes are due and payable upon the earlier of (i) at any time after the first anniversary of the Issue Date of this Note at the written request of the Holder to the Company, or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof. The notes bear interest of 12%. In the event of the closing of a Corporate Transaction, effective upon such closing, the entire remaining principal amount of the Notes, and any accrued but unpaid interest and any other amounts payable under the Notes, shall be converted automatically into shares of Common Stock of the Public Company at the Note Conversion Price of $1.00 per share. As of June 30, 2007, accrued interest associated with the notes payable is $487. The notes payable are all current as of June 30, 2007.

Interest expense totaled $5,701 for the period of April 3, 2007 (inception) to June 30, 2007.

Note 6 – Stockholders’ equity

The Company is authorized to issue a total of 50,000,000 shares of stock. The Corporation is authorized to issue two classes of stock designated “Preferred Stock” and “Common Stock”, respectively. The number of shares of Preferred Stock, par value $.001, authorized to be issued is 20,000,000 and the number of shares of Common Stock, par value $.001, authorized to be issued is 30,000,000.

On April 12, 2007, The Company agreed to issue 6,066,667 shares of its common stock as founder shares. The shares have not been issued as of June 30, 2007 and have therefore been shown in these financial statements as shares owed but not issued and outstanding.

There were no other common stock issuances during the period from April 3, 2007 (inception) to June 30, 2007.

There were no preferred stock issuances during the period from April 3, 2007 (inception) to June 30, 2007.

There are no outstanding options or warrants as of June 30, 2007.

Note 7 – Related party transactions

The Company paid $6,000 to the owners of the Company for consulting services during the period from April 3, 2007 (inception) to June 30, 2007. These consulting services have been shown in general and administrative expense.

Note 8 – Future Minimum Lease Payments

The Company has a signed lease agreement for office space. The term of the lease runs from July 1, 2007 to June 30, 2009. There was no rent expense for the period from April 3, 2007 (inception) to June 30, 2007. The obligation for future minimum lease payments under this lease is for monthly rent of $1,835 from July 1, 2007 to June 30, 2008 and $1,927 from July 1, 2008 to June 30, 2009.

F1-9

IdeaEdge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

Note 9 – Subsequent events

In August and September 2007, the Company raised $2,027,750 through a Private Placement Memorandum. The Company offered up to 1,850,000 shares at $1.50 per share. This offering was made available only to accredited investors meeting certain suitability requirements.

F1-10

IDEAEDGE, INC. (FORMERLY VOS INTERNATIONAL) UNAUDITED

PRO FORMA CONDENSED FINANCIAL STATEMENTS FOR THE NINE

MONTHS ENDED JUNE 30, 2007

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the acquisition of IdeaEdge, Inc., a California Corporation, (“IdeaEdge”) in October 2007 (“IdeaEdge transaction”).

The pro forma condensed statements of operations are presented to show income from continuing operations as if the IdeaEdge transaction occurred as of the beginning of each period presented. The pro forma condensed balance sheet is based on the assumption that the IdeaEdge transaction occurred effective June 30, 2007.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the IdeaEdge transaction occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, the Company’s Annual Report on Form 10KSB for the year ended September 30, 2006 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007.

F2-1

IDEAEDGE, INC. (FORMERLY VOS INTERNATIONAL)

PRO FORMA FINANCIAL STATEMENTS

(Unaudited)

INDEX

Page Number
Condensed Balance Sheet June 30, 2007	3

Condensed Statement of Operations for the Nine Months Ended June 30, 2007	4

Notes to the pro forma condensed financial statements	5

F2-2

IDEAEDGE, INC. (FORMERLY VOS INTERNATIONAL)

Unaudited Pro Forma Condensed Balance Sheets

ASSETS

	Historical		Pro Forma Adjustments	Pro Forma Consolidated
	June 30, 2007
	VOS	IdeaEdge
CURRENT ASSETS
Cash & equivalents	$2,039	$429,451	$—	$431,490
Receivables	1,895	—	—	1,895
Prepaid license fees	—	254,280	—	254,280
Inventories	36,820	—	—	36,820

TOTAL CURRENT ASSETS	40,754	683,731	—	724,485
EQUIPMENT, NET	$31,164	$—	$—	$31,164
OTHER ASSETS
Deposits	$4,921	$5,052	$—	$9,973
Prepaid license fees	—	2,027,763	—	2,027,763
Patents, net	68,145	—	—	68,145

TOTAL ASSETS	$144,984	$2,716,546	$—	$2,861,530

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$171,551	$1,315,880	$—	$1,487,431
Loans payable	64,250	748,000	—	812,250
Capital lease obligations	12,688	—	—	12,688
Related party loans	145,913	—	—	145,913
Accrued liabilities	161,863	—	—	161,863

TOTAL CURRENT LIABILITIES	556,265	2,063,880	—	2,620,145
LONG-TERM DEBT	675,955	787,257	—	1,463,212
SHAREHOLDERS’ DEFICIT
Common Stock	42,364	6,067	(36,833)	11,598
Paid in Capital	5,157,104	—	(5,157,104)	—
Retained Deficit	(6,286,704)	(140,658)	5,193,937	(1,233,425)

	(1,087,236)	(134,591)	—	(1,221,827)

TOTAL LIABILITIES AND DEFICIT	$144,984	$2,716,546	$—	$2,861,530

F2-3

IDEAEDGE, INC. (FORMERLY VOS INTERNATIONAL)

Unaudited Pro Forma Condensed Statement of Operations

VOS International, Inc for the nine months ended June 30, 2007

IdeaEdge, Inc, from inception (May 15, 2007) through June 30, 2007

	VOS	Unaudited IdeaEdge	Pro Forma Adjustments	Pro Forma
REVENUE	$39,872	$—	$—	$39,872
COST OF REVENUE	13,517	—	—	13,517
GROSS PROFIT	26,355	—	—	26,355

OPERATING EXPENSES
General and Administrative	$133,097	$134,957	$—	$268,054
Depreciation and Amortization	15,071	—	—	15,071
Bad Debt Expense	17,524	—	—	17,524

TOTAL OPERATING EXPENSES	165,692	134,957	—	300,649
OPERATING LOSS	(139,337)	(134,957)	—	(274,294)

OTHER INCOME (EXPENSE)
Interest Expense	$(52,568)	$(5,701)	$—	$(58,269)
LOSS BEFORE INCOME TAXES	(191,905)	(140,658)	—	(332,563)
INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$(191,905)	$(140,658)	$—	$(332,563)

Basic and diluted loss per share	$(0.05)	$(0.02)		$(0.07)
Basic and diluted weighted average common shares outstanding	3,588,001	8,010,000		4,597,480

F2-4

IDEAEDGE, INC. (FORMERLY VOS INTERNATIONAL) AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma condensed statement of operations for the nine months ended June 30, 2007, and the unaudited pro forma condensed balance sheet as of June 30, 2007, are based on the unaudited financial statements of VOS and IdeaEdge as of and for the nine months ended June 30, 2007, and the adjustments and assumptions described below.

Pro forma adjustments:

The unaudited pro forma balance sheet reflects the following adjustments associated with the IdeaEdge transaction as of June 30, 2007.

Record the issuance of 8,010,000 shares of common stocks of VOS for the 100% equity interest of IdeaEdge and assumed liabilities from the IdeaEdge transaction. Upon the issuance of 8,010,000 shares of common stocks of VOS for the IdeaEdge transaction, the weighted average number of common shares outstanding for the nine month period ended June 30, 2007, for the purpose of the pro forma financial statements is 4,597,480 shares. The weighted average shares for June 30, 2007 was adjusted to reflect a 1 for 25 reverse split.

F2-5